QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

EXACT SCIENCES ANNOUNCES SECOND QUARTER 2003 RESULTS

MARLBOROUGH, Mass.—(July 21, 2003)—EXACT Sciences Corporation (NASDAQ: EXAS) announced today financial results for the second quarter ending June 30, 2003.

For the quarter ending June 30, 2003, revenues totaled $0.4 million versus revenues of $0.04 million for the quarter ending June 30, 2002. Net loss for the second quarter of 2003 totaled $7.9 million, or $0.42 per share, compared to a net loss of $7.9 million, or $0.43 per share, for the second quarter of 2002. Pro forma net loss for the second quarter of 2003, which excludes $0.3 million of non-cash stock-based compensation charges, totaled $7.6 million, or $0.40 per share, compared to pro forma net loss of $7.3 million, or $0.40 per share for the second quarter of 2002, which excludes $0.5 million of non-cash stock-based compensation charges.

Revenues for the six months ending June 30, 2003 totaled $0.8 million compared to revenues of $0.08 million for the comparable six-month period in 2002. For the six months ending June 30, 2003, net loss totaled $15.8 million, or $0.84 per share, compared to a net loss of $15.5 million, or $0.85 per share, for the six months ended June 30, 2002. Pro forma net loss for the first half of 2003, which excludes $0.7 million of non-cash stock-based compensation charges, totaled $15.1 million, or $0.81 per share, compared to pro forma net loss of $14.3 million, or $0.79 per share, for the first half of 2002, which excludes $1.1 million of non-cash stock-based compensation charges.

Revenues for the first six months of 2002 and 2003 were primarily attributable to the amortization of up-front license fee payments related to the Company's two strategic partnership agreements with Laboratory Corporation of America® Holdings (LabCorp®), which were consummated in July 2001 and June 2002. The increase in net loss for the first half of 2003 versus the first half of 2002 was due primarily to an increase in selling, general and administrative expenses related to preparations for the launch of PreGen-Plus™, the Company's non-invasive, DNA-based assay for the early detection of colorectal cancer. This increase was offset to some extent by lower research and development expense related to the recent completion of patient enrollment in the Company's multi-center study.

As of June 30, 2003, EXACT Sciences had approximately $27 million in cash, cash equivalents and marketable securities available to fund its operations.

"Second quarter of 2003 was important to the Company both commercially and scientifically," said Don Hardison, EXACT Sciences' President and CEO. "We advanced our preparations for the commercial launch of PreGen-Plus, which we and LabCorp anticipate will occur in August of this year. We are looking forward to moving from pre-launch activities to actually selling PreGen-Plus. On the research front, we had an important announcement at the annual meeting of the American Association for Cancer Research. At that meeting, Tony Shuber, our Chief Technology Officer, presented data supporting an increase in sensitivity in the commercial version of PreGen-Plus as a result of the inclusion of our novel technology, Effipure™, in the assay. All of us at EXACT Sciences are excited about the imminent availability of PreGen-Plus, and the step that commercial launch represents towards achieving the mission of our company—the eradication of the mortality associated with colorectal cancer."

Operating Highlights

Commercial

  •
  EXACT Sciences' marketing and sales group and its research and development group have been focused on preparing for the anticipated August commercial launch of PreGen-Plus. Product launch activities currently underway include technology transfer and licensing, contracting with suppliers, physician education, demand creation, broad-based reimbursement initiatives, and sales force training. Many of these efforts will be ongoing after the launch of PreGen-Plus, while others, such as the technology transfer and licensing and contracting with suppliers, must be completed prior to commercial launch.

Business Development

  •
  In the beginning of the second quarter, the Company announced a collaboration agreement with Genzyme Genetics covering 15 technology patents that may be useful to the development of diagnostic products and services for each company's respective business.

Clinical

  •
  EXACT Sciences continues to process samples for its multi-center study, which completed enrollment on March 28, 2003. The Company expects that it will complete processing of the final samples by the end of the summer, and that results from the study will be available in the fourth quarter of 2003. The study, which includes approximately 5,500 average-risk asymptomatic patients, is designed to demonstrate the superiority of PreGen-Plus versus fecal occult blood testing for the detection of colorectal cancer.

  •
  Results from a study of PreGen-Plus in 80 patients with colorectal neoplasia were published in the May/June issue of the journal, Clinical Colorectal Cancer. In this study, which took place prior to the incorporation of Effipure into the assay, PreGen-Plus demonstrated a sensitivity for invasive cancer of 64%, with equal sensitivity across all stages of disease. Data from the study also provided additional support for a specificity of PreGen-Plus over 96%.

  •
  PreGen-Plus was the subject of several abstracts that were presented at this year's Digestive Disease Week Conference held in May. Oral presentations were delivered relating to patient preference for PreGen-Plus, cost-effectiveness of the technology, and PreGen-Plus sensitivity in a post-colonoscopy population.

Research and Development

  •
  Data supporting an increase in sensitivity in PreGen-Plus, due to the incorporation of the Effipure technology in the assay, was presented at the annual meeting of the American Academy for Cancer Research (AACR). The Company is considering methods to confirm and potentially quantify the advantage of Effipure when incorporated into the commercial version of PreGen-Plus. While an extrapolation of the data presented would suggest that the inclusion of Effipure in the PreGen-Plus assay results in an increase in sensitivity of 10-15 percentage points, it would be premature to predict an absolute sensitivity range for the commercial version of PreGen-Plus, which will incorporate Effipure, based upon that extrapolation. The sensitivity data on PreGen-Plus that has been presented previously, and that will be released in connection with the Company's 5,500 patient multi-center study, represents the performance characteristics of PreGen-Plus without Effipure.

Corporate Move

As of June 30, 2003, the Company has new contact information:

100 Campus Drive
Marlborough, MA 01752
(phone) 508-683-1200
(fax) 508-683-1201

Second Quarter 2003 Conference Call

EXACT Sciences will host a conference call discussing the Company's second quarter 2003 operating and financial results, and discussing the outlook for the remainder of 2003, at 8:30 a.m. EDT on Tuesday, July 22, 2003. A live Webcast of the conference call, as well as an archived version following the completion of the call, will be available at www.exactsciences.com by clicking on the Investor Relations link. The conference call and Webcast are open to all interested parties.

Information for the call is as follows:

Domestic callers:	877-809-1575
International callers:	706-679-5918
PIN#:	1649075

A replay of the conference call will be available two hours following the completion of the conference call, for 48 hours. Information for the replay is as follows:

Domestic callers:	800-642-1687
International callers:	706-645-9291
PIN #:	1649075

About EXACT Sciences Corporation

EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies that may be used for the early detection of several common cancers. EXACT Sciences has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, EXACT Sciences' expectations concerning its future revenues and expenses, its business outlook and business momentum, its clinical trials, the commercial launch of its technologies, and the effectiveness and market acceptance of its technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences' control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the inability of EXACT Sciences to automate and develop processes that make its assays commercially attractive; that the completion of clinical studies may not prove the superiority of EXACT Sciences' technologies; the inability to recruit a sufficient number of patients for clinical studies/trials; the inability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences' products and services; the failure to convince medical practitioners to order tests using EXACT Sciences' technologies; the lack of market acceptance of PreGen-26, PreGen-Plus, and other PreGen technologies to screen for colorectal cancer; the inability of EXACT Sciences to control its commercial partners' operations, performance or sales performance, including sales of products utilizing EXACT Sciences' technologies; the inability of EXACT Sciences' commercial partners to create a market for and sell products using EXACT Sciences' technologies; the failure of EXACT Sciences' strategic and collaborative partners to satisfy their obligations under agreements with the Company; the loss of support of key scientific collaborators; the failure to comply with federal and state statutes and regulations relating to EXACT Sciences' products and services, including FDA requirements, and relating to the operation of EXACT Sciences' laboratory, including the Clinical Laboratory Improvement Amendments; competition; the inability of EXACT Sciences or its strategic or collaborative partners to obtain in a timely manner any third-party licenses or manufacture and supply agreements that may be necessary to commercialize its technologies; a decrease in available raw materials; and the inability to protect EXACT Sciences' intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences' public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent Forms 10-Q.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Statement of Operations Data

	Three Months Ended June 30,
	2003	2002
	In thousands, except per share data
Revenues:	$406	$40
Expenses:
Cost of revenues	—	2
Research and development	4,592	5,066
Selling, general and administrative	3,494	2,534
Stock-based compensation (1)	330	544

Total expenses	8,416	8,146
Loss from operations	(8,010)	(8,106)
Interest income	126	231

Net loss	$(7,884)	$(7,875)

Pro forma net loss (2)	$(7,554)	$(7,331)

Net loss per share:
Basic and diluted	$(0.42)	$(0.43)

Pro forma basic and diluted (2)	$(0.40)	$(0.40)

Weighted average common shares outstanding:
Basic and diluted	18,801	18,376

Pro forma basic and diluted	18,801	18,376

Pro forma reconciliation:
Net loss	$(7,884)	$(7,875)
Stock-based compensation (1)	330	544

Pro forma net loss	$(7,554)	$(7,331)

(1)
Represents a non-cash expense.

(2)
Excludes non-cash stock-based compensation.

-more-

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Statement of Operations Data

	Six Months Ended June 30,
	2003	2002
	In thousands, except per share data
Revenues:	$814	$79
Expenses:
Cost of revenues	3	2
Research and development	9,605	10,109
Selling, general and administrative	6,608	4,823
Stock-based compensation (1)	658	1,112

Total expenses	16,874	16,046
Loss from operations	(16,060)	(15,967)
Interest income	293	506

Net loss	$(15,767)	$(15,461)

Pro forma net loss (2)	$(15,109)	$(14,349)

Net loss per share:
Basic and diluted	$(0.84)	$(0.85)

Pro forma basic and diluted (2)	$(0.81)	$(0.79)

Weighted average common shares outstanding:
Basic and diluted	18,764	18,271

Pro forma basic and diluted	18,764	18,271

Pro forma reconciliation:
Net loss	$(15,767)	$(15,461)
Stock-based compensation (1)	658	1,112

Pro forma net loss	$(15,109)	$(14,349)

(1)
Represents a non-cash expense.

(2)
Excludes non-cash stock-based compensation.

-more-

EXACT SCIENCES CORPORATION

Condensed Unaudited Balance Sheet Data

(In thousands)

	June 30, 2003	December 31, 2002
Assets
Cash and cash equivalents	$14,736	$17,439
Short-term investments	12,386	26,407
Prepaid expenses	1,454	1,110
Property and equipment, net	2,655	2,256
Patent costs, net and other assets	2,738	2,874

Total assets	$33,969	$50,086

Liabilities and stockholders' equity
Total current liabilities	4,698	5,244
Deferred licensing fees, less current portion	5,683	6,493
Total stockholders' equity	23,588	38,349

Total liabilities and stockholders' equity	$33,969	$50,086

QuickLinks

EXACT SCIENCES ANNOUNCES SECOND QUARTER 2003 RESULTS
EXACT SCIENCES CORPORATION Selected Unaudited Financial Information Statement of Operations Data
EXACT SCIENCES CORPORATION Selected Unaudited Financial Information Statement of Operations Data
EXACT SCIENCES CORPORATION Condensed Unaudited Balance Sheet Data (In thousands)